Exhibit 99.1

[MWV Letterhead]

[Date]

[Name]

[Address]

Dear [ ],

Reference is hereby made to Section 2.13 of the bylaws of MeadWestvaco Corporation (the “Company”) as in effect as of the date hereof (the “Company Indemnity Bylaws”). In consideration of your prior and continuing service to the Company and in order to eliminate any ambiguity in the event of any purported amendment or repeal of the Company Indemnity Bylaws seeking to diminish or adversely affect your rights with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission that took place prior to such amendment or repeal, the Company hereby agrees that your rights under the Company Indemnity Bylaws are contract rights that shall be incorporated into this letter agreement and shall continue, without amendment or repeal, even in the event that you cease your association with the Company and that such rights shall be for your benefit and for the benefit of your heirs, executors and administrators. This letter agreement may not be amended or modified except by an instrument in writing signed by both parties hereto.

This letter agreement shall be governed by Delaware law.

If you agree with the foregoing, please acknowledge by executing a copy of this letter and returning it to the Company.

Very truly yours,

MEADWESTVACO CORPORATION

By:
Name:
Title:

Accepted and Agreed to:

Name: